Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
LAZARD LTD
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0437848 (I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(441) 295-1422
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________
Lazard Ltd 2008 Incentive Compensation Plan
(Full title of the plan)
_______________________
Scott D. Hoffman, Esq.
Lazard Ltd
30 Rockefeller Plaza
New York, New York 10020
(212) 632-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
Copies to:

Erik R. Tavzel, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	15,000,000	$27.43	$411,450,000	$16,169.99

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes (i) such additional shares of common stock as may be required pursuant to the anti-dilution provisions of the Lazard Ltd 2008 Incentive Compensation Plan (the “Plan”) and (ii) an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)
Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on October 27, 2008.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part 1 of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Lazard Ltd, a Bermuda exempted company (the “Company”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Commission on February 28, 2008;

(b)
the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 as filed with the Commission on May 8, 2008, August 1, 2008 and November 3, 2008 respectively;

(c)	the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492), as filed with the Commission on March 24, 2008;

(d)
the Company’s Current Reports on Form 8-K, as filed with the Commission on February 1, 2008, March 10, 2008, May 2, 2008, May 9, 2008, May 16, 2008, July 30, 2008, August 15, 2008, September 5, 2008 and September 26, 2008; and

(e)
the description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed with the Commission on December 17, 2004, as amended, which description is incorporated by reference into the Form 8-A filed with the Commission on May 2, 2005, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our bye-laws provide for indemnification of our officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of us, provided that such indemnification shall not extend to any matter which would render it void pursuant to the Bermuda Companies Act 1981 (the “Companies Act”).

The Companies Act provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default or breach of trust of which they may be guilty in relation to the company in question. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director or officer, indemnifying a director or officer against any liability which would attach to him or her in respect of his or her fraud or dishonesty will be void.

Subject to limitations imposed by Bermuda law, we may enter into agreements that provide indemnification to our directors, officers and all other persons requested or authorized by our board of directors to take actions on behalf of us for all losses, damages, costs and expenses incurred by an indemnified person arising out of such person’s service in such capacity.

Our directors and officers are covered by directors’ and officers’ insurance policies maintained by us.

Item 7. Exemption from Registration Claimed.

 Not applicable.

Item 8. Exhibits.

3.1
Certificate of Incorporation and Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-121407) filed on March 21, 2005).

3.2
Certificate of Incorporation in Change of Name of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-121407) filed on March 21, 2005).

3.3	Amended and Restated Bye-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on (File No. 001-32492) on Form 10-Q filed on June 16, 2005).

3.4	First Amendment to Amended and Restated Bye-Laws of Lazard Ltd (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on May 9, 2008).

4.1	Form of Specimen Certificate for Class A common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-121407) filed on April 11, 2005).

5.1	Opinion of Conyers Dill & Pearman, Bermuda, regarding legality.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Lazard Ltd 2008 Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 24, 2008).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of November, 2008.

LAZARD LTD

By:	/s/ Michael J. Castellano
Name: Michael J. Castellano
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints MICHAEL J. CASTELLANO, SCOTT D. HOFFMAN AND WILLIAM J. WHITE, and each of them (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Wasserstein	Chairman, Chief Executive Officer and	November 3, 2008
Bruce Wasserstein	Director (Principal Executive Officer)

/s/ Michael J. Castellano	Chief Financial Officer	November 3, 2008
Michael J. Castellano	(Principal Financial and Principal Accounting Officer)

/s/ Ronald J. Doerfler	Director	November 3, 2008
Ronald J. Doerfler

/s/ Dominique Ferrero	Director	November 3, 2008
Dominique Ferrero

/s/ Steven J. Heyer	Director	November 3, 2008
Steven J. Heyer

/s/ Sylvia Jay	Director	November 3, 2008
Sylvia Jay

/s/ Ellis Jones	Director	November 3, 2008
Ellis Jones

/s/ Vernon E. Jordan, Jr.	Director	November 3, 2008
Vernon E. Jordan, Jr.

Signature	Title	Date

/s/ Michael J. Turner	Director	November 3, 2008
Michael J. Turner

/s/ Hal S. Scott	Director	November 3, 2008
Hal S. Scott

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the undersigned as the duly authorized representative of Lazard Ltd in the United States.

/s/ Michael J. Castellano
Michael J. Castellano

Date:  November 3, 2008

INDEX TO EXHIBITS

3.1
Certificate of Incorporation and Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-121407) filed on March 21, 2005).

3.2
Certificate of Incorporation in Change of Name of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-121407) filed on March 21, 2005).

3.3	Amended and Restated Bye-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report (File No. 001-32-32492) on Form 10-Q filed on June 16, 2005).

3.4	First Amendment to Amended and Restated Bye-Laws of Lazard Ltd (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report (File No. 001-32492) on Form 10-Q filed on May 9, 2008).

4.1	Form of Specimen Certificate for Class A common stock (incorporated by reference to Exhibit 4.1 the Company’s Registration Statement on Form S-1/A (File No. 333-121407) filed on April 11, 2005).

5.1	Opinion of Conyers Dill & Pearman, Bermuda, regarding legality.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Lazard Ltd 2008 Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 24, 2008).